ENERGIZER RESOURCES INC.

SUBSCRIPTION AGREEMENT FOR SPECIAL WARRANTS

(for Non-U.S. Subscribers)

HAVE YOU COMPLETED THIS SUBSCRIPTION AGREEMENT PROPERLY? The following items in this Subscription Agreement must be completed. (Please initial each applicable box.)
All Subscribers
All Subscriber information in the boxes on pages 2 and 3.

Selling Shareholder Questionnaire attached as Schedule “C”.

Subscribers resident in Canada purchasing under the “accredited investor” exemption
Schedule “B”, indicating which category is applicable.

You may not change any part of this Subscription Agreement without the consent of the Issuer.

A completed and executed copy of this Subscription Agreement, including all items required to be completed as set out above, must be delivered no later than April 22, 2015, unless other arrangements acceptable to the Agent and the Issuer have been made, to:

Secutor Capital Management Corp.

1167 Caledonia Road

Toronto, Ontario M6A 2X1

Attention:      Peter Graham

Fax:             416-545-1011

Email:          pgraham@secutor.ca

Payment instructions:

Payment of the aggregate Subscription Amount must be made in Canadian dollars (which may be settled in US$ equivalent using the closing Bank of Canada exchange rate on the day immediately prior to the Closing Date (as defined herein)) by bank draft, certified cheque or other form of immediately available funds payable in favour of “Secutor Capital Management Corp.” and must be delivered to the Agents (as defined herein), by no later than 4:00 p.m. (Toronto time) on April 22, 2015, unless other arrangements acceptable to the Agents have been made.

ENERGIZER RESOURCES INC.

SUBSCRIPTION AGREEMENT FOR SPECIAL WARRANTS

(For Non-US Subscribers)

TO:	ENERGIZER RESOURCES INC. (the “Issuer”)

AND TO:        Secutor Capital Management Corp.

                       Marquest Capital Markets

(together, the “Agents”)

The undersigned, on its own behalf, and, if applicable, on behalf of those for whom the undersigned is contracting hereunder as trustee or agent (referred to herein as the “Purchaser”), hereby irrevocably subscribes for and agrees to purchase from the Issuer the number of special warrants (the “Purchased Securities” and each individually, a “Purchased Security”) of the Issuer set out below for a subscription price of C$0.12 (which may be settled at the agreed US$ equivalent) per Purchased Security. This subscription plus the attached terms and conditions (the “Terms and Conditions”), each completed and executed Accredited Investor Status Certificate (as defined in the Terms and Conditions), if applicable, and the schedules attached hereto and thereto, are collectively referred to as the “Subscription Agreement”. The Purchaser agrees to be bound by the Terms and Conditions and agrees that the Issuer and the Agents may rely upon the covenants, representations and warranties of the Purchaser contained in the Subscription Agreement.

SUBSCRIPTION AND PURCHASER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Number of Purchased Securities: x C$0.12(1)
(Name of Purchaser)

Account Reference (if applicable):
By:	Aggregate Subscription Price: C$ (the “Subscription Amount”)
Authorized Signature
(1) May be settled in US$ equivalent using the closing Bank of Canada exchange rate on the day immediately prior to the Closing Date.

(Official Capacity or Title – if the Purchaser is not an individual)

(Name of individual whose signature appears above if different than the name of the Purchaser printed above.)

(Purchaser’s Address, including Municipality and Province)

(Telephone Number) (Email Address)

Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.

(Name of Disclosed Principal)

(Disclosed Principal’s Address)

(Account Reference, if applicable)

(Disclosed Principal’s Telephone Number and Email Address)

Account Registration Information: As above [_] or (Name) (Account Reference, if applicable) (Address, including Postal Code)	Delivery Instructions: As above [_] or (Name) (Account Reference, if applicable) (Address) (Contact Name) (Telephone Number)
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Additional Purchaser Information

1. Number and kind of securities of the Issuer held, directly or indirectly, if any:

_______________________________________

_______________________________________

2. State whether Purchaser is an Insider (as defined in the Securities Act (Ontario)) of the Issuer:

Yes [_] No [_]

3.  State whether the Subscriber is a Registrant:

(defined as  a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to the Securities Laws (as defined herein), or a person registered or otherwise required to be registered under the Securities Laws)

      Yes [_] No [_]

The Purchased Securities purchased hereunder will either settle in definitive certificates or will be deposited electronically with CDS Clearing and Depository Services Inc. (“CDS”) through the book based system administered by CDS on the Closing Date. If the Purchased Securities are deposited electronically with CDS, no Purchaser will be entitled to receive definitive certificates or other instruments from the Issuer or CDS representing their interest in the securities purchased hereunder. The Purchaser will receive only a customer confirmation from the registered dealer who is a CDS participant and from or through whom the securities hereunder are purchased against payment of the Subscription Amount.

The Purchaser hereby provides the above registration and delivery instructions in connection with the definitive certificates or electronic settlement of the Purchased Securities being purchased hereunder.

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ENERGIZER RESOURCES INC. accepts the subscription set forth above this _____ day of __________________________, 2015.

ENERGIZER RESOURCES INC.

Per: _________________________________

Authorized Signatory

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SUBSCRIPTION AGREEMENT

TERMS AND CONDITIONS

1.	Acceptance
1.1	The Issuer may accept or reject this Subscription Agreement in whole or in part at any time prior to the Closing Time (as defined herein) and the Issuer has the right to allot to any Purchaser less than the amount of Purchased Securities subscribed for. Pursuant to an agency agreement to be entered into among the Agents and the Issuer (the “Agency Agreement”), the Agents have agreed to act as the Issuer’s exclusive agents to offer for sale on a “best efforts” agency basis, the Purchased Securities. In accordance with the Agency Agreement, and subject to the Terms and Conditions of this Subscription Agreement, upon acceptance by the Issuer of this subscription (in whole or in part) the Purchaser will be obliged to purchase from the Issuer the number of Purchased Securities in respect of which this subscription has been accepted.
1.2	If this Subscription Agreement is rejected in whole, the Purchaser understands that any funds, certified cheques and bank drafts delivered by the Purchaser to the Agents representing the Subscription Amount for the Purchased Securities will be promptly returned to the Purchaser without interest or deduction. If this Subscription Agreement is accepted only in part, the Purchaser understands that a cheque representing the portion of the Subscription Amount for that portion of its subscription for Purchased Securities that is not accepted will be promptly delivered to the Purchaser without interest or deduction. The completion of the Offering (as defined herein) is subject to the minimum subscription level described in Section 7(a).
2.	Terms of the Purchased Securities

The Purchased Securities will be issued pursuant to a Special Warrant Indenture (as defined below). Each Purchased Security will entitle the holder thereof to receive, on deemed exercise, one common share of the Issuer (a “Common Share”) and one half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”), without payment of additional consideration or further action. Each Warrant will entitle the holder thereof to purchase a common share of the Issuer (a “Warrant Share”) at a price of US$0.14 for a period of 36 months following the Closing Date.

The Purchased Securities will be deemed to be exercised without payment of additional consideration or further action, on the earlier of (the “Automatic Exercise Date”): (i) the third Business Day (as defined below) following the day upon which the Issuer obtains a receipt for a final prospectus qualifying the Common Shares, Warrants and Warrant Shares (collectively, the “Underlying Securities”) from the securities regulatory authority in each of the provinces of British Columbia, Ontario, Alberta and such other jurisdictions as the parties may agree (the “Qualifying Jurisdictions”) in which Purchased Securities are sold under the Offering and further provided that the Issuer has filed (and has in effect) a resale registration statement (the “Resale Registration Statement”) in the United States with the Securities and Exchange Commission (the “SEC”) relating to the Underlying Securities; and (ii) that date that is six months following the Closing Date.

In the event that on or prior to the date that is 90 days following the Closing Date (the “Qualification Date”): (i) a receipt for a final prospectus qualifying the Underlying Securities is not received prior to 5:00 p.m. (Toronto time) in each Qualifying Jurisdiction; and (ii) the Issuer has not filed (and does not have in effect) a Resale Registration Statement in the United States with the SEC relating to the Underlying Securities, each Purchased Security will thereafter entitle the holder thereof to receive upon the deemed exercise thereof, for no additional consideration, 1.1 Common Shares (instead of 1 Common Share) (the “Penalty Shares”) and 0.55 Warrants (instead of 0.5 Warrants) (the “Penalty Warrants” and together with the Penalty Shares, the “Penalty Securities”) without payment of any additional consideration, provided that any Purchased Securities which would obligate the Issuer to issue fractional Penalty Shares and/or fractional Penalty Warrants shall be rounded down to the nearest whole number and the recipient of the Penalty Shares and Penalty Warrants shall not be entitled to any compensation from the Issuer in respect of such adjustment. Notwithstanding the foregoing, the holder of the Purchased Security will not be entitled to be included in the Resale Registration Statement or to the receipt of Penalty Shares or Penalty Warrants if the holder does not complete and return the Selling Shareholder Questionnaire attached as Schedule “C” hereto no later than the Closing Date.

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In addition, the Issuer shall use its “commercially reasonable” efforts to: (i) file a final prospectus in the Qualifying Jurisdictions qualifying the distribution of the Underlying Securities (including, for greater certainty, any Penalty Securities to the extent that such final prospectus is filed subsequent to the Qualification Date); and (ii) file (and have in effect) a Resale Registration Statement in the United States with the SEC relating to the Underlying Securities (including, for greater certainty, any Penalty Securities to the extent that such Resale Registration Statement is filed subsequent to the Qualification Date), in each case, as soon as reasonably practicable.

The Purchased Securities shall only be deemed exercised on the Automatic Exercise Date and shall not be exercisable at the holder’s discretion.

For the purposes hereof:

“Business Day” means any day except Saturday, Sunday or a statutory or civic holiday in the City of Toronto, Ontario or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business.

“Securities Laws” means as applicable, the securities laws, regulations and rules, and the blanket rulings, policies and written interpretations of and multilateral or national instruments adopted by the securities regulators of all of the Selling Jurisdictions and the rules and policies of the Toronto Stock Exchange (the “TSX”) and the OTCQX Marketplace.

“Selling Jurisdictions” means the Qualifying Jurisdictions, states in the United States and such other jurisdictions outside of Canada and the United States in which the Purchased Securities are sold.

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“U.S. Person” has the meaning given to that term in Rule 902(k) of Regulation S under the U.S. Securities Act (as defined herein), which means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, other than any such account held for the benefit or account of a non-U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the U.S. Securities Act) who are not natural persons, estates or trusts.

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Unless the context requires otherwise, all references herein to Common Shares, Warrants, Warrant Shares and Underlying Securities shall include any Penalty Securities (including any common shares issuable upon the exercise of Penalty Warrants), as the case may be.

3.	Payment

The Purchaser shall deliver the Subscription Amount payable in respect of the Purchased Securities subscribed for hereby to Secutor Capital Management Corp. by no later than 4:00 p.m. (Toronto time) on April 22, 2015, by certified cheque, money order or bank draft or wire transfer and payable to “Secutor Capital Management Corp.”, or payable in such other manner as may be specified by the Agents.

4.	Additional Deliveries and Conditions for Acceptance
4.1	The Purchaser shall complete, sign and return to the Agents, in accordance with the instructions provided to the Purchaser by the Agents, as soon as possible and, in any event not later than 4:00 p.m. (Toronto time) on April 22, 2015:
(a)	one completed and executed copy of this Subscription Agreement;
(b)	for Purchasers resident in Canada, one completed and executed copy of the accredited investor status certificate in the form attached as Schedule “B” hereto (the “Accredited Investor Status Certificate”); and
(c)	any other document required by applicable Securities Laws which the Agents or the Issuer requests, including the Selling Shareholder Questionnaire.

The Purchaser acknowledges and agrees that such documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Issuer and the Agents. If less than a complete copy of this Subscription Agreement is delivered to the Issuer or the Agents, the Issuer, the Agents and their respective counsel are entitled to assume that the Purchaser accepts and agrees to all the terms and conditions of the pages not delivered, unaltered. The Purchaser acknowledges and agrees that this offer, the Subscription Amount and any other documents delivered in connection herewith will be held by the Agents until such time as the conditions set out in the Agency Agreement are satisfied by the Issuer or waived by the Agents.

4.2	Any obligation of the Issuer to sell the Purchased Securities to the Purchaser is subject to: (a) performance by the Purchaser of its covenants under and in accordance with this Subscription Agreement; (b) the Purchaser’s representations and warranties in this Subscription Agreement (including in the attached Schedule “B”) being complete, accurate and true at the time of acceptance and at the Closing Date; (c) the terms and conditions contained in the Agency Agreement for the benefit of the Issuer being complied with to the satisfaction of the Issuer or waived by the Issuer; (d) the issuance of the Purchased Securities to the Purchaser being exempt from the prospectus requirements of applicable Securities Laws; (e) the Issuer having obtained all required regulatory approvals to permit the completion of such sale, including the conditional approval of the TSX for the listing of the Common Shares, the Warrants Shares, the Penalty Shares and common shares issuable upon the exercise of the Penalty Warrants; and (f) the Purchaser executing and delivering all requisite documentation as required by this Subscription Agreement and applicable Securities Laws (including but not limited to the Accredited Investor Status Certificate) with respect to the Purchased Securities.
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4.3	The Purchaser understands that the information provided herein will be relied upon by the Issuer and the Agents (and their respective counsel) for the purposes of determining the eligibility of the Purchaser to purchase the Purchased Securities. The Purchaser agrees to provide upon request any additional information that the Issuer and the Agents determine necessary in determining the Purchaser’s eligibility.
5.	Closing
5.1	Closing of this subscription for the Purchased Securities (the “Closing”) will be completed at the offices of Cassels Brock & Blackwell LLP in the City of Toronto, Ontario at 9:00 a.m. (Toronto time), or such other place or time as the Agents and the Issuer may agree upon (the “Closing Time”) on April 28, 2015 or such later date as the Agents and the Issuer may agree upon (the “Closing Date”), and the delivery of certificates, if any, representing the Purchased Securities shall be made in Toronto, Ontario. If, by the Closing Time, the terms and conditions contained in the Agency Agreement have been complied with to the satisfaction of the Agents or waived by the Agents, the Agents shall deliver to the Issuer (a) all completed subscription agreements, including this Subscription Agreement, and (b) the aggregate Subscription Amount, against (i) delivery by the Issuer to the Agents of the Purchased Securities by way of certificates representing, and/or book-entry electronic registrations evidencing, ownership of the Purchased Securities so purchased, and (ii) delivery of such other documentation as may be required pursuant to this Subscription Agreement and the Agency Agreement.
5.2	If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than the issue and delivery of certificates representing the Purchased Securities or the delivery of the Purchased Securities into CDS) and the Agency Agreement have not been complied with to the satisfaction of the Agents, or waived by them, the Agents, the Issuer and the Purchaser will have no further obligations under this Subscription Agreement. If the Closing does not occur, the Agents shall return any funds, certified cheques, money orders or bank drafts delivered by the Purchaser to the Agents representing the aggregate Subscription Amount for the Purchased Securities, without interest or deduction, to the Purchaser.
5.3	The Purchaser hereby acknowledges and understands (on its own behalf and, if applicable, on behalf of each person on whose behalf the Purchaser is contracting) that the Purchased Securities and any Underlying Securities issuable upon exercise thereof may be issued in registered or electronic form to CDS or its nominee, and deposited with CDS on Closing. If the Issuer and the Agents elect to issue the Purchased Securities and/or Underlying Securities into CDS, Purchasers will not receive physical certificates representing their ownership, which may restrict the ability of the Purchaser to pledge such Purchased Securities or Underlying Securities issuable upon exercise thereof or otherwise take action with respect to the Purchaser’s interest in such Purchased Securities or Underlying Securities issuable upon exercise thereof. The Purchaser will receive only a customer confirmation from the registered dealer who is a CDS participant and from or through whom the securities hereunder are purchased against payment of the aggregate Subscription Amount.
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6.	Authority of Agents
6.1	The Purchaser hereby appoints Secutor Capital Management Corp., with full power of substitution, as its true and lawful attorneys and agents with the full power and authority in its place and stead to: (i) act as its representative at the Closing and execute on its behalf all closing receipts and required documents; (ii) approve any opinions, certificates or other documents addressed to the Purchaser and provided for by the Agency Agreement; (iii) to complete or correct any errors or omissions in the Subscription Agreement on behalf of the Purchaser; (iv) to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Purchaser’s benefit contained in this Subscription Agreement and the Agency Agreement or any ancillary or related documents; (v) to terminate this Subscription Agreement on its behalf in the event that any condition precedent to the Offering (as defined herein) has not been satisfied or to exercise any rights of termination contained in the Agency Agreement; and (vi) to negotiate, settle, execute, deliver and amend the Agency Agreement and any ancillary documents in connection with the Offering.
6.2	The Purchaser hereby (i) irrevocably authorizes the Agents to negotiate and settle the form of the special warrant indenture to be entered into as of the Closing Date (the “Special Warrant Indenture”) between the Issuer and Continental Stock Transfer & Trust Company and/or its Canadian affiliate transfer agent, TMX Equity Transfer Services Inc., as special warrant agent and any other agreement to be entered into in connection with the Offering and to waive on its own behalf and on behalf of the holders of Purchased Securities in whole or in part, or extend the time for compliance with, any of the conditions to Closing in such manner and on such terms and conditions as the Agents may determine, acting reasonably; and (ii) acknowledges and agrees that the Agents and the Issuer may vary, amend, alter or waive, in whole or in part, one or more of the terms to be set forth in the Agency Agreement in such manner and on such terms and conditions as they may determine, acting reasonably, and that any such variation, amendment, alteration or waiver shall not materially adversely affect in any way the obligations of the Purchaser or such others for whom the Purchaser is contracting hereunder; provided, however, that the Agents shall not vary, amend, alter or waive any such term or condition where to do so would result in a material adverse change to any of the material attributes of the Purchased Securities described herein.
7.	Representations, Warranties and Covenants of the Purchaser

By executing this Subscription Agreement, the Purchaser represents, warrants, acknowledges and covenants to the Issuer and the Agents and acknowledges that the Issuer and the Agents (and their respective counsel) are relying thereon that:

(a)	the Purchaser understands that the Purchased Securities subscribed for by the Purchaser hereunder form part of a larger offering (the “Offering”) of a minimum of 16,666,666 Purchased Securities at a price of C$0.12 and a maximum of 37,500,000 Purchased Securities at a price of C$0.12 (which may be settled in US$ equivalent using the closing Bank of Canada exchange rate on the day immediately prior to the Closing Date) per Purchased Security. The Purchaser understands that the Offering is subject to the minimum subscription level set forth above and that the Company shall not accept this Subscription Agreement and complete the Offering unless such minimum subscription level is satisfied at the Closing Time.
(b)	the Purchaser further understands that in connection with the Offering, the Issuer will pay to the Agents a cash commission of 7.0% of the gross proceeds received by the Issuer from the sale of Purchased Securities sold by the Agents pursuant to the Offering. The Issuer shall also pay to the Agents up to 2% of the aggregate gross proceeds received by the Issuer from the sale of Purchased Securities to Purchasers on the President’s List. The obligation of the Issuer to pay the commission shall arise at the Closing Time.
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(c)	the Purchaser was offered the Purchased Securities in, and is a resident of, or if not a natural person, has its head office in, the jurisdiction referred to under “Purchaser’s Address” or “Disclosed Principal’s Address”, as applicable, set out on the face page hereof and intends that the applicable Securities Laws of that jurisdiction do and shall govern this subscription by the Purchaser, and is not aware of any reason why the laws of such jurisdiction would not govern such subscription;
(d)	in the case of Purchasers resident in Canada, the Purchaser is purchasing the Purchased Securities with the benefit of the prospectus exemption provided by Section 2.3 of National Instrument 45-106 – Prospectus Exempt Distributions (“NI 45-106”) as an “accredited investor” and is either purchasing the Purchased Securities as principal for its own account, or is deemed to be purchasing the Purchased Securities as principal for its own account in accordance with applicable Securities Laws and has completed, executed and delivered the Accredited Investor Status Certificate attached hereto as Schedule “B” and the information contained therein is true and correct;
(e)	the Purchaser is aware that the Purchased Securities and the Underlying Securities have not been and may not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States, and that the Purchased Securities and the Underlying Securities may not be offered or sold, directly or indirectly, in the United States or to for the account or benefit of a U.S. Person without registration under the U.S. Securities Act or compliance with the requirements of an exemption from registration; and the Purchaser understands that the Warrants may not be exercised by or on behalf of a U.S. Person unless the issuance of the Warrant Shares by the Issuer has been registered under the U.S. Securities Act or an exemption or exclusion is available from the registration requirements of the U.S. Securities Act;
(f)	the Purchaser is not a U.S. Person and is not acquiring the Purchased Securities or the Underlying Securities for the account or benefit of a U.S. Person or a person in the United States and has not received funds for this investment from a U.S. Person;
(g)	The Purchased Securities have not been offered to the subscriber in the United States, and the individuals making the order to purchase the Purchased Securities and executing and delivering this Subscription Agreement on behalf of the Purchaser were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;
(h)	the Purchaser understands that if it decides to offer, sell, pledge or otherwise transfer the Purchased Securities and the Underlying Securities, such securities may be offered, sold, pledged or otherwise transferred only: (A) to the Issuer, (B) pursuant to an effective Resale Registration Statement under the U.S. Securities Act, (C) in accordance with Rule 144 under the U.S. Securities Act, if available, and in compliance with applicable state securities laws, (D) in accordance with the provisions of Regulation S, if available, or (E) in a transaction that does not otherwise require registration under the U.S. Securities Act or any applicable state securities laws (in each case, if, in the case of (C) or (E), an opinion of counsel, of recognized standing reasonably satisfactory to the Issuer, has been provided to the Issuer to that effect, if applicable);
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(i)	The Purchaser acknowledges and agrees that the Purchased Securities and the Underlying Securities (collectively, the “Securities”) will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and will remain “restricted securities” notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective Resale Registration Statement under the U.S. Securities Act or in accordance with Rule 144 under the U.S. Securities Act. The rules and regulations underlying Rule 144 and the Issuer’s compliance with the requirements of Rule 144 are subject to change and the Purchaser is aware that any such changes may adversely affect the Purchaser’s ability to use the Rule 144 exemption. For purposes of clarification with respect to non-affiliate subscribers, because the Issuer is incorporated in the United States, the Securities will contain a U.S. restrictive legend as set forth in Section 7(r), (s) and (t); and that until the Securities (in the case of Warrant Shares, commencing from the time of exercise) have been held for at least one year, the legend can only be removed in accordance with sales or transfers made under Section 7(h)(B) or (C). The Purchaser understands that no sales may be made under Section 7(h)(C) until the Securities (in the case of Warrant Shares, commencing from the time of exercise) have been held for at least (i) six months (if the Issuer remains current in its reporting obligations under the U.S. Securities Exchange Act of 1934 (the “U.S. Exchange Act”)) or (ii) one year (if the Issuer ceases to be current in its reporting obligations under the U.S. Exchange Act). In addition, the Purchaser agrees hedging transactions involving the Securities may not be conducted unless in compliance with the U.S. Securities Act;
(j)	The subscription for the Purchased Securities has not been made through or as a result of, any “directed selling efforts” (as such term is defined in Rule 902(c) of Regulation S), or any “general solicitation or general advertising” (as such terms are defined in Rule 502(c) of Regulation D) or any seminar or meeting whose attendees have been invited by general solicitation or general advertising and the distribution of the Purchased Securities is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation;
(k)	if the Purchaser is resident in or otherwise subject to applicable securities laws of a jurisdiction other than Canada or the United States, the Purchaser confirms, represents and warrants that:
A.	the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction in which the Purchaser is resident (the “International Jurisdiction”) and which would apply to the purchase and acquisition of the Purchased Securities;
B.	the Purchaser is purchasing the Purchased Securities as principal for its own account, or is deemed to be purchasing the Purchased Securities as principal for its own account in accordance with applicable securities laws, and not with a view to resale;
C.	the Purchaser is purchasing the Purchased Securities pursuant to exemptions from prospectus and registration requirements or equivalent requirements under applicable securities laws or, if such is not applicable, the Purchaser is permitted to purchase the Purchased Securities under the applicable securities laws of the International Jurisdiction without the need to rely on any exemptions;
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D.	the applicable securities laws of the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Purchased Securities or the Underlying Securities;
E.	the purchase of the Purchased Securities by the Purchaser does not trigger:

                                                                            I.                any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

                                                                         II.                any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction; and

the Purchaser will, if requested by the Issuer or the Agents, deliver to the Issuer and the Agents a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subsections (B), (C), (D) and (E) above to the satisfaction of the Issuer and the Agents, acting reasonably; and

(l)	if the Purchaser is an individual, he/she has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;
(m)	if the Purchaser is a corporation, partnership, unincorporated association or other entity, the Purchaser has the legal capacity and authority to execute this Subscription Agreement and to take all actions required pursuant hereto;
(n)	in the case of a subscription for the Purchased Securities by the Purchaser acting as principal, this Subscription Agreement (and all other documentation in connection with such subscription) has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the Purchaser, enforceable in accordance with its terms against the Purchaser;
(o)	in the case of a subscription for the Purchased Securities by the Purchaser acting as trustee or agent for a fully managed account or as agent for a Disclosed Principal, the Purchaser is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of the fully managed account or Disclosed Principal, as applicable and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, the fully managed account or Disclosed Principal, as applicable;
(p)	the execution and delivery of this Subscription Agreement and the performance and compliance with the terms hereof will not result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under any laws applicable to the Purchaser, any term or provision of any constating documents, articles, by-laws or resolutions of the Purchaser, as applicable, or any indenture, contract, agreement (whether written or oral), instrument or other document to which the Purchaser is a party or subject, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser;
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(q)	the Purchaser has been advised to consult its own legal advisors with respect to the execution, delivery and performance by it of the Subscription Agreement and as to the restrictions with respect to trading in the Purchased Securities (including the Underlying Securities issuable pursuant to the Purchased Securities) imposed by applicable securities legislation in the jurisdiction in which it resides and confirms that no representation has been made to it by or on behalf of the Issuer or the Agents with respect thereto. The Purchaser understands that he or she will not be able to resell the Purchased Securities and the Underlying Securities until expiry of the applicable hold period under applicable Securities Laws except in accordance with limited exemptions and compliance with other requirements of applicable law, and the Purchaser (and not the Issuer) is solely responsible for compliance with applicable resale restrictions or hold periods and will comply with all relevant Securities Laws in connection with any resale of the Purchased Securities and Underlying Securities;
(r)	the Purchaser is aware that the Purchased Securities will have attached to them, whether through the electronic deposit system of CDS, an ownership statement issued under a direct registration system or other electronic book-entry system, or on certificates that may be issued, as applicable, a legend setting out resale restrictions under applicable Securities Laws in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

NOTWITHSTANDING THE FOREGOING, UNLESS PERMITTED UNDER U.S. SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS SIX MONTHS AND A DAY FROM THE CLOSING DATE].

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE resale REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

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(s)	the Purchaser is aware that the Underlying Securities purchased and held by “non-affiliates” of the Issuer will have attached to them, whether through the electronic deposit system of CDS, an ownership statement issued under a direct registration system or other electronic book-entry system, or on certificates that may be issued, as applicable, a legend setting out resale restrictions under applicable Securities Laws in substantially the form set out below and will be eligible for resale pursuant to Rule 144 adopted by the SEC under the U.S. Securities Act no earlier than six months after their date of issue (and up to one year after their date of issue), unless the Issuer has filed (and has in effect) a Resale Registration Statement in the United States with the SEC relating to the Underlying Securities.

“THESE SECURITIES [IF A WARRANT ADD: AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT] HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE resale REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

(t)	the Purchaser is aware that the Warrants will have attached to them, whether through the electronic deposit system of CDS, an ownership statement issued under a direct registration system or other electronic book-entry system, or on certificates that may be issued, as applicable, a legend setting out resale restrictions under applicable Securities Laws in substantially the following form:

“THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THESE WARRANTS MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE RESALE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE WARRANTS MAY

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NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

(u)	The Purchaser acknowledges that the Issuer bears no responsibility for the removal of resale restrictions or legends on securities and that the responsibility for compliance and cost with such restrictions or the removal of legends is to be borne by the Purchaser and not the Issuer.
(v)	other than the Agents (and any group of investment dealers or selling group members working with the Agents for purposes of the Offering), there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee and if any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Purchased Securities, the Purchaser covenants to indemnify and hold harmless the Issuer with respect thereto and with respect to all costs reasonably incurred in the defence thereof;
(w)	the Purchaser will execute and deliver within the applicable time periods all documentation as may be required by applicable Securities Laws to permit the purchase of the Purchased Securities on the terms set forth herein and the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing such reports, undertakings and other documents with respect to the issue of the Purchased Securities as may be required by applicable Securities Laws or by any securities regulatory authority or stock exchange or other regulatory authority;
(x)	other than this Subscription Agreement, including the Term Sheet attached hereto as Schedule “A”, the Purchaser has not received, nor has the Purchaser requested, nor does the Purchaser have any need to receive, any prospectus, sales or advertising literature, offering memorandum or any other document describing or purporting to describe the business and affairs of the Issuer that has been prepared primarily for delivery to, and review by, prospective purchasers so as to assist them in making an investment decision in respect of the purchase of the Purchased Securities pursuant to the Offering;
(y)	the Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Securities Laws) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of the Offering;
(z)	the Purchaser acknowledges that neither the Agents nor their counsel assume any responsibility or liability of any nature whatsoever for the accuracy or the adequacy of any publicly available information concerning the Issuer, or as to whether all information concerning the Issuer required to be disclosed by the Issuer has been disclosed or filed.
(aa)	except as provided herein, no person has made any written or oral representation to the Purchaser that any person will re-sell or re-purchase the Purchased Securities or Underlying Securities, or refund any of the Subscription Amount, or that the Purchased Securities or Underlying Securities will be listed on any exchange or quoted on any quotation and trade reporting system, or that application has been or will be made to list any such security on any exchange or quote the security on any quotation and trade reporting system other than the TSX and OTCQX Marketplace, and no person has given any undertaking to the Purchaser relating to the future value or price of the Purchased Securities or Underlying Securities;
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(bb)	the Purchaser agrees that it is solely responsible for obtaining such legal, tax and other advice as the Purchaser considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated hereunder and the Purchaser acknowledges that the Issuer’s counsel is acting solely as counsel to the Issuer, the Agents’ counsel is acting solely as counsel to the Agents and, in each case, not as counsel to the Purchaser;
(cc)	the Purchaser acknowledges that the description of the Purchased Securities (and the Underlying Securities) set out in this Subscription Agreement (including in the Term Sheet attached hereto as Schedule “A”) is a summary only and is subject to the detailed provisions of the Special Warrant Indenture under which such Purchased Securities will be issued. In the event of a conflict, the provisions of the Special Warrant Indenture shall prevail;
(dd)	the Purchaser acknowledges that no market exists for the Purchased Securities and the Issuer cannot and is not representing that the Purchased Securities will be listed or traded on any stock exchange or market;
(ee)	the Purchaser acknowledges that no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities and the Underlying Securities and that there is no government or other insurance covering the Purchased Securities or the Underlying Securities;
(ff)	the Purchaser acknowledges that it is aware of the characteristics of the Purchased Securities and the Underlying Securities, the risks relating to an investment therein and agrees that the Purchaser is capable of bearing the economic risk of his or her investment in the Purchased Securities, including total loss of such investment.
(gg)	the Purchaser has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of the Purchaser’s proposed investment in the Purchased Securities;
(hh)	the Purchaser acknowledges that as a result of the Purchased Securities being purchased pursuant to exemptions from the prospectus requirements contained in applicable Securities Laws:
A.	the Purchaser is restricted from using most of the civil remedies available under applicable Securities Laws;
B.	the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under applicable Securities Laws; and
C.	the Issuer is relieved from certain obligations that would otherwise apply under applicable Securities Laws; and
(ii)	none of the funds being used to purchase the Purchased Securities are to the Purchaser’s knowledge, proceeds obtained or derived directly or indirectly as a result of illegal activities. The funds being used to purchase the Purchased Securities which will be advanced, directly or indirectly, by or on behalf of the Purchaser to the Issuer or to the account of the Issuer hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) (or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”) or any other legislation of a similar nature of an International Jurisdiction) and the Purchaser acknowledges that the Issuer may in the future be required by law to disclose the Purchaser’s (including each Disclosed Principal’s) name and other information relating to this Subscription Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA or the Patriot Act. To the best of the Purchaser’s knowledge, none of the funds to be provided by the Purchaser (or, for certainty the Disclosed Principal, if any), are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and the Purchaser shall promptly notify the Issuer if the Purchaser discovers that any of such representations cease to be true, and shall promptly provide the Issuer with all necessary information in connection therewith;
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(jj)	The Purchaser is aware that (i) the Issuer may complete additional financings in the future in order to develop the Issuer’s business and to fund its ongoing development; (ii) there is no assurance that such financings will be available and, if available, on reasonable terms; (iii) any such future financings may have a dilutive effect on the Issuer’s securityholders, including the Purchaser; and (iv) if such future financings are not available, the Issuer may be unable to fund its on-going development and the lack of capital resources may result in the failure of the Issuer’s business; and
(kk)	The Purchaser acknowledges that the Issuer’s material assets are located in Madagascar, where elections at the end of 2013 re-established constitutional order. Nevertheless, the resumption of activities at the Bureau du Cadastre Minier de Madagascar (the “BCMM”), suspended during the height of the constitutional crisis in November 2010, has been slow and the processing of new applications for permits, renewals, changes or transfer of permits or requests for title confirmations is not fully re-established. The President of Madagascar, Mr. Hery Rajaonarimampianina, was inaugurated as on January 25, 2014. The lower house of Parliament has been established. In early 2015, a government reshuffle led to the nomination of a new Prime Minister, Mr. Jean Ravelonarivo. While the BCMM has recommenced operations, there is a significant backlog in processing permits, renewals of, changes to or transfers of permits and requests for title confirmations. While no issues are anticipated, the Issuer cannot assure Subscribers that the new Government in Madagascar will honour the Issuer’s existing permits or process any renewals, changes or transfers that were requested by the Issuer during the period of suspension on a timely or complete basis. In addition, several of the Issuer’s permits expired during this period of suspension and their validity and/or renewal is not without risk.
8.	Representations, Warranties and Covenants by the Issuer

By its acceptance of this Subscription Agreement, the Issuer agrees that the Purchaser shall have the benefit of the representations, warranties and covenants made by the Issuer to the Agents and set forth in the Agency Agreement. Such representations and warranties shall form an integral part of this Subscription Agreement and shall survive the Closing and shall continue in full force and effect for the benefit of the Purchaser in accordance with the Agency Agreement.

In addition, the Issuer agrees that it shall not register, or permit its transfer agent to register, any transfer of the Purchased Securities or the Underlying Securities not made in accordance with Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from such registration. Further, the Issuer shall not permit the exercise of the Warrants not made in accordance with Regulation S or pursuant to an available exemption from registration under the U.S. Securities Act.

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9.	Reliance Upon Representations, Warranties and Covenants by Issuer and Agents

The Purchaser acknowledges that the representations, warranties and covenants made by the Purchaser in this Subscription Agreement (including without limitation those made in the Accredited Investor Status Certificate to be executed and delivered in accordance with this Subscription Agreement) are made with the intent that they may be relied upon by the Issuer, the Agents and their respective counsel to, among other things, determine the Purchaser’s eligibility to purchase the Purchased Securities, including without limitation the availability of exemptions from the registration and prospectus requirements of applicable Securities Laws in connection with the issuance of the Purchased Securities to the Purchaser. The Purchaser further covenants to the Issuer and the Agents that by accepting the Purchased Securities, the Purchaser shall be representing and warranting that such representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Date and that the covenants of the Purchaser made by it in this Subscription Agreement to be performed prior to the Closing Date have been performed. The Purchaser undertakes to immediately notify the Issuer and the Agents of any change in any statement or other information relating to the Purchaser set forth herein or in a Accredited Investor Status Certificate that takes place prior to the Closing Date.

10.	Survival of Representations, Warranties and Covenants

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein and in each Accredited Investor Status Certificate, shall survive and continue in full force and effect and be binding upon the Issuer and the Purchaser for a period of three years following Closing, notwithstanding the completion of the purchase of the Purchased Securities by the Purchaser pursuant hereto, the issuance of any Underlying Securities, or the subsequent disposition of the Purchased Securities or the Underlying Securities by the Purchaser, subject in the case of the representations and warranties in the Agency Agreement to the limitations and other terms thereof.

11.	Contractual Rights

In the event that a holder of a Purchased Security who acquires Underlying Securities is or becomes entitled under applicable Securities Laws to the remedy of rescission by reason of the final prospectus to be filed by the Issuer in connection with the Offering and any amendment thereto containing a misrepresentation, such holder shall, subject to available defences and any limitation period under applicable Securities Laws, be entitled to rescission not only of the holder’s deemed exercise of its Purchased Security but also of the private placement transaction pursuant to which the Purchased Security was initially acquired, and shall be entitled in connection with such rescission to a full refund from the Issuer of the aggregate Subscription Amount paid on the acquisition of the Purchased Security. In the event such holder is a permitted assignee of the interest of the original purchaser of the Purchased Security, such permitted assignee shall be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original purchaser. The provisions of this section are a direct contractual right extended by the Issuer (but specifically not by any of the Agents) to holders of Purchased Securities, permitted assignees of such holders and holders of Underlying Securities acquired by such holders upon deemed exercise of the Purchased Securities and are in addition to any other right or remedy available to a holder of a Purchased Security under section 130 of the Securities Act (Ontario) or equivalent provisions of applicable Securities Laws, or otherwise at law. The foregoing contractual rights of action for rescission shall be subject to the defences described under section 130 of the Securities Act (Ontario) which is incorporated herein by reference and any other defence or defences available to the Issuer under applicable laws.

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The Purchaser expressly waives and releases the Issuer and the Agents from, to the fullest extent permitted by law, all rights of withdrawal to which the Purchaser might otherwise be entitled pursuant to section 71(2) of the Securities Act (Ontario) or equivalent provisions of applicable Securities Laws.

No action shall be commenced to enforce the foregoing rights of action for rescission more than 180 days after payment is made for the Purchased Securities.

12.	Personal Information Authorization

The Purchaser acknowledges that this Subscription Agreement and the schedules hereto require the Purchaser to provide certain personal information to the Issuer. By executing this Subscription Agreement, the Purchaser hereby consents to the collection, use and disclosure of the personal information provided herein and other personal information provided by the Purchaser or collected by the Issuer or its agents as reasonably necessary in connection with the Purchaser’s subscription for the Purchased Securities (collectively, “personal information”). Such personal information is being collected by the Issuer for the purposes of completing the Offering, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Purchased Securities under the Securities Laws and other applicable securities laws, preparing and registering the Purchased Securities to be issued to the Purchaser and completing filings required by any stock exchange or securities regulatory authority. The Purchaser’s personal information may be disclosed by the Issuer to: (a) stock exchanges or securities regulatory authorities, (b) the Canada Revenue Agency, and (c) any of the other parties involved in the Offering, including legal counsel and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of the Purchaser’s personal information. The Purchaser also consents to the filing of copies or originals of any of the Purchaser’s documents delivered in connection herewith as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each Disclosed Principal.

If the Purchaser is resident in or otherwise subject to the Securities Laws applicable in the province of Ontario, the information provided by the Purchaser on the face page of this Subscription Agreement identifying the name, address and telephone number of the Purchaser, the number of Purchased Securities being purchased hereunder and the total Subscription Amount as well as the Closing Date and the exemption that the Purchaser is relying on in purchasing the Purchased Securities will be disclosed to the Ontario Securities Commission, and such information is being indirectly collected by the Ontario Securities Commission under the authority granted to it under securities legislation. This information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario. Each Purchaser (for certainty including each Disclosed Principal) hereby authorizes the indirect collection of such information to the Ontario Securities Commission. In the event the Purchaser has any questions with respect to the indirect collection of such information by the Ontario Securities Commission, the Purchaser should contact the Ontario Securities Commission, Administrative Support Clerk at Telephone: (416) 593-3684, Facsimile: (416) 593-8122 or in person or writing at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8.

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The Purchaser hereby acknowledges and consents to the collection, use, and disclosure of certain personal information by the British Columbia Securities Commission, including the publishing or otherwise making available to the public personal information including, for individuals, their name, number and type of securities purchased, the purchase price therefor, and their insider or registrant status, if applicable, and for non-individual Purchasers, the above information and their address, contact person name and telephone number and the exemption that the Purchaser is relying on in purchasing the Purchased Securities.

The Purchaser hereby acknowledges and consents to the collection, use, and disclosure of certain personal information by the SEC, OTCQX Marketplace and any other applicable securities regulators in the United States including in connection with the filing of the Resale Registration Statement with the SEC, including the publishing or otherwise making available to the public personal information including but not limited to their name, address, telephone number, number and type of securities purchased, the purchase price therefor, insider or registrant status, if applicable, and the exemption that the Purchaser is relying on in purchasing the Purchased Securities.

13.	Miscellaneous
13.1	Each of the parties hereto upon the request of each of the other party hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

13.2      (a)       Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i) in the case of the Issuer, to:

Energizer Resources Inc.

141 Adelaide Street West Suite 520
Toronto, Ontario, Canada, M5H 3L5

Attention: Mr. Richard Schler, Chief Executive Officer

Fax: (416) 364-2753

With a copy to:

Cassels Brock & Blackwell LLP

Suite 2100, Scotia Plaza

40 King Street West

Toronto, Ontario

M5H 3C2

Attention: Chad Accursi, Partner

Fax: (416) 642-7131

(ii)	in the case of the Purchaser, at the address specified on the face page hereof,
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with a copy to Secutor Capital Management Corp., on behalf of the Agents (which shall not constitute notice) at:

Secutor Capital Management Corp.

1167 Caledonia Road

Toronto, Ontario M6A 2X1

Attention: Mr. George Aprile, Chief Financial Officer

Fax: 416-545-1011

           (b)        Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

           (c)        Any party hereto may change its address for service from time to time by notice given to the other party hereto in accordance with the foregoing provisions.

14.	Governing Law

This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Purchaser hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Subscription Agreement.

15.	Costs

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

16.	Assignment

This Subscription Agreement shall enure to the benefit of and be binding on the Issuer, the Purchaser and their respective heirs, administrators, executors, successors and permitted assigns. This Subscription Agreement may not be assigned by the Issuer and may only be transferred or assigned by the Purchaser: (i) subject to compliance with applicable Securities Law, and (ii) with the prior written consent of the Issuer and the Agents.

17.	Entire Agreement

This Subscription Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, representations, warranties, covenants or other agreements between the parties hereto relating to the subject matter hereof, except as specifically set out, referred to or incorporated by reference herein.

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18.	Amendments and Waivers

Except as contemplated by Section 6.1 and Section 6.2(ii) and as permitted by the Agency Agreement, no amendment to this Subscription Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach of any provision of this Subscription Agreement will be effective or binding unless made in writing and signed by the waiving party.

19.	Language

The parties hereto confirm their express wish that this Subscription Agreement and all documents and agreements directly or indirectly relating hereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente ainsi que tous les documents et contrats s’y rattachant directmente ou indirectmente soient rédigés en anglais.

20.	Time of Essence

Time shall be of the essence of this Subscription Agreement in all respects.

21.	Facsimile or Electronic Deliveries and Counterparts

The Issuer and the Agents shall be entitled to rely on delivery by facsimile or other electronic means of a copy of this Subscription Agreement executed by the Purchaser, and acceptance by the Issuer of such executed Subscription Agreement shall be legally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

22.	Extended Meanings and Headings

In this Subscription Agreement words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts and unincorporated associations. The headings contained herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

23.	Currency

All references to “C$” are to Canadian dollars and all references to “US$” are to U.S. dollars.

24.	Further Assurances

Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the closing of the transactions contemplated hereby, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Subscription Agreement.

25.	Severability

The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision herein.

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SCHEDULE A

TERM SHEET

Private Placement of Special Warrants

Issuer:	Energizer Resources Inc. (the “Issuer”).
Offering:	Private placement of a minimum of 16,666,666 special warrants (the “Special Warrants”) and a maximum of 37,500,00 Special Warrants for maximum aggregate gross proceeds of C$4,500,000 (the “Offering”).
Issue Price:	C$0.12 per Special Warrant (may be settled in US$ equivalent using the closing Bank of Canada exchange rate on the day immediately prior to the closing date) (the “Offering Price”)
Special Warrants:

The Special Warrants will be issued pursuant to a special warrant indenture. Each Special Warrant will entitle the holder thereof to receive, on deemed exercise, one common share of the Issuer (a “Common Share”) and one half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”), without payment of additional consideration or further action. Each Warrant will entitle the holder thereof to purchase a common share of the Issuer (a “Warrant Share”) at a price of US$0.14 for a period of 36 months following the closing of the Offering.

The Special Warrants will be deemed to be exercised without payment of additional consideration or further action, on the earlier of: (i) the third business day following the day upon which the Issuer obtains a receipt for a final prospectus qualifying the Common Shares, Warrants and Warrant Shares (collectively, the “Underlying Securities”) from the securities regulatory authority in each Qualifying Jurisdiction (as defined below) in which Special Warrants are sold under the Offering and further provided that the Issuer has filed (and has in effect) a resale registration statement in the United States with the Securities and Exchange Commission relating to the Underlying Securities; and (ii) that date that is six months following the closing of the Offering.

In the event that within 90 days following the closing of the Offering, (a) a receipt for a final prospectus qualifying the Underlying Securities is not received in each Qualifying Jurisdiction, and (b) the Issuer has not filed (and does not have in effect) a resale registration statement in the United States with the Securities and Exchange Commission relating to the Underlying Securities, each Special Warrant will thereafter entitle the holder thereof to receive upon the deemed exercise thereof, for no additional consideration, 1.1 Common Shares (instead of 1 Common Share) and 0.55 Warrants (instead of 0.5 Warrants).

Jurisdictions:	The Provinces of British Columbia, Ontario, Alberta and such other jurisdictions as the parties may agree (the “Qualifying Jurisdictions”).
A-1

Hold Period:	Subject to obtaining a receipt for a final prospectus qualifying the Underlying Securities in each of the Qualifying Jurisdictions prior to the expiration of the hold period, and filing (and having in effect) a resale registration statement in the United States with the Securities and Exchange Commission, (i) the Special Warrants (and Common Shares and Warrants) issued in connection with the Offering will be subject to a minimum six-month hold period as required by U.S. securities laws, and will also be subject to a four-month and one day hold period (which will run concurrently with the six-month hold period) as required by Canadian securities laws commencing on the date of closing of the Offering and (ii) the Warrant Shares issued on exercise of the Warrants will be subject to additional hold periods that shall commence on the date the Warrants are exercised.
Listing:	The existing common shares of the Issuer are listed on the TSX under the symbol “EGZ”.
Agents:	Secutor Capital Management Corp. and Marquest Capital Markets
Eligible Investors:	The Offering is available to “accredited investors” and other exempt purchasers (without an offering memorandum).
Use of Proceeds:	The net proceeds of the Offering shall be used by the Issuer to further develop the Molo Graphite Project and for general working capital purposes.
Closing Date:	On or about April 28, 2015 or such other date as the parties may agree.
Commission:	Upon closing of the Offering, the Issuer shall pay to the Agents a cash fee equal to 7% of the aggregate gross proceeds received by the Issuer from the sale of Special Warrants sold by the Agents pursuant to the Offering. The Issuer shall also pay to the Agents up to 2% of the aggregate gross proceeds received by the Issuer from the sale of Special Warrants to Purchasers on the President’s List.
Prospectus:	The Issuer shall use its “commercially reasonable” efforts to: (i) file a final prospectus in the Qualifying Jurisdictions qualifying the distribution of the Underlying Securities; and (ii) file (and have in effect) a resale registration statement in the United States with the Securities and Exchange Commission relating to the Underlying Securities, in each case, as soon as reasonably practicable.
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SCHEDULE B
ACCREDITED INVESTOR STATUS CERTIFICATE

TO BE COMPLETED BY CANADIAN ACCREDITED INVESTORS

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO: Energizer Resources Inc. (the “Issuer”)

AND TO: Secutor Capital Management Corp. and Marquest Capital Markets (together, the “Agents”)

In connection with the purchase by the undersigned Purchaser of the Special Warrants (the “Purchased Securities”), the Purchaser, on its own behalf and on behalf of each Disclosed Principal for whom the Purchaser is acting (collectively, the “Purchaser”), hereby represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Issuer and its counsel are relying thereon) that:

(a)	the Purchaser is resident in or otherwise subject to the securities laws of one of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Newfoundland and Labrador, Nova Scotia, New Brunswick or Prince Edward Island;

(b)	the Purchaser is purchasing the Purchased Securities as principal for its own account and not for the benefit of any other person;

(c)	the Purchaser is an “accredited investor” within the meaning of National Instrument 45-106 – Prospectus Exempt Distributions on the basis that the undersigned fits within one of the categories of an “accredited investor” reproduced below beside which the undersigned has indicated the undersigned belongs to such category;

(d)	the Purchaser was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below; and

(e)	upon execution of this Schedule B by the Purchaser, this Schedule B shall be incorporated into and form a part of the Subscription Agreement.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

[_]	(a) a Canadian financial institution, or a Schedule III bank;
[_]	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
[_]

(c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[_]

(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

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[_]	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
[_]	(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
[_]

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

[_]	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
[_]	(i) a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
[_]

(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds C$1,000,000;

[_]

(k) an individual whose net income before taxes exceeded C$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[_]	(l) an individual who, either alone or with a spouse, has net assets of at least C$5,000,000;
[_]	(m) a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements;
[_]

(n) an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

[_]

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[_]

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[_]

(q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

[_]

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[_]	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
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[_]

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

[_]	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or
[_]	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

For the purposes hereof, the following definitions are included for convenience:

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);
(b)	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(d)	“financial assets” means cash, securities, or any a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e)	“founder” means, in respect of an issuer, a person who, (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and (ii) at the time of the trade is actively involved in the business of the issuer;

(f)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(g)	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;
(h)	“mutual fund” means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;
(i)	“non-redeemable investment fund” means an issuer,

(A) whose primary purpose is to invest money provided by its securityholders,

(B) that does not invest,

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or
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(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(C) that is not a mutual fund;

(j)	“person” includes

(i) an individual,

(ii) a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and
(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.
(k)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;
(l)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(m)	“spouse” means an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(n)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 and except in Part 2 Division 4 (Employee, Executive Officer, Director and Consultant Exemption) of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person, beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Issuer prior to the Closing Time.

[Signature page follows]

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Dated:	____________________	Signed:	________________________________

_________________________________ Witness (If Purchaser is an Individual)		__________________________________________ Print the name of Purchaser

_________________________________ Print Name of Witness		__________________________________________ If Purchaser is a corporation, print name and title of Authorized Signing Officer

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SCHEDULE C

ENERGIZER RESOURCES INC.

SELLING SHAREHOLDER
QUESTIONNAIRE

This questionnaire is being sent to each selling shareholder of Energizer Resources Inc. (the “Company”) that purchased the Purchased Securities. The undersigned understands that it will be named as a selling shareholder in the prospectus that will form a part of the Company’s resale registration statement filed with the Securities and Exchange Commission (the “Resale Registration Statement”). The Resale Registration Statement registers for resale under the Securities Act of 1933, as amended (the “Securities Act”), the securities underlying the Purchased Securitiess that the undersigned beneficially owns (the “Registrable Securities”). The Company will use the information that the undersigned provides in this Questionnaire to ensure the accuracy of the Resale Registration Statement and the related prospectus.

Certain legal consequences arise from being named as a selling securityholder in the Resale Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of securities to be registered under the Resale Registration Statement are advised to consult their own securities counsel regarding the consequences of being named or not being named as a selling securityholder in the Resale Registration Statement and the related prospectus.

The undersigned acknowledges that by completing, dating, executing and returning this Questionnaire to the Company, the undersigned is giving written notice to the Company of its desire to have the securities disclosed in response to Question 5(b) of this Questionnaire included in the Resale Registration Statement.

Please answer every question.

If the answer to any question is “none” or “not applicable,” please so state.

1.                  Name. Type or print the full legal name of the selling securityholder.

__________________________________________________________________

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2.                  Contact Information. Provide the address, telephone number, fax number and email address of the selling securityholder.

Address:	_________________________
_________________________
Phone:	_________________________
Fax:	_________________________
Email:	_________________________

3.                  Relationship with the Company. Describe the nature of any position, office or other material relationship the selling securityholder has had with the Company during the past three years.

__________________________________________________________________

__________________________________________________________________

4.                  Organizational Structure. Please indicate or (if applicable) describe how the selling securityholder is organized.

Is the selling securityholder a natural person? (If so, please mark the box and skip to Question 5.)	___ Yes	___ No

Is the selling securityholder a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)? (If so, please mark the box and skip to Question 5.)	___ Yes	___ No

Is the selling securityholder a majority-owned subsidiary of a reporting company under the Exchange Act? (If so, please mark the box and skip to Question 5.)	___ Yes	___ No

Is the selling securityholder a registered investment company under the Investment Company Act of 1940? (If so, please mark the box and skip to Question 5.)	___ Yes	___ No
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If the answer to all of the foregoing questions is “no,” please describe: (i) the exact legal description of the selling securityholder (e.g., corporation, partnership, limited liability company, etc.); (ii) whether the legal entity so described is managed by another entity and the exact legal description of such entity (repeat this step until the last entity described is managed by a person or persons, each of whom is described in any one of (a) through (d) above); (iii) the names of each person or persons having voting and investment control over the Company’s securities that the entity owns (e.g., director(s), general partner(s), managing member(s), etc.).

(a)                Legal Description of Entity:

____________________________________________________________

(b)               Name of Entit(ies)/(y) Managing Such Entity (if any):

____________________________________________________________

____________________________________________________________

(c)                Name of Entit(ies)/(y) Managing such Entit(ies)/(y) (if any):

____________________________________________________________

____________________________________________________________

(d)               Name(s) of Natural Person(s) Having Voting or Investment Control Over the Shares Held by such Entit(ies)/(y):

____________________________________________________________

5.                  Ownership of the Company’s Securities. This question covers beneficial ownership of the Company’s securities. Please consult Appendix A to this Questionnaire for information as to the meaning of “beneficial ownership”. State (a) the number of shares of the Company’s common stock (including any shares issuable upon exercise of warrants or other convertible securities) that the selling securityholder beneficially owned as of the date this Questionnaire is signed (not including the Purchased Securities or Registrable Securities) and (b) the number of Registrable Securities underlying the Purchased Securities purchased in the Offering that the selling securityholder wishes to have registered for resale in the Resale Registration Statement (or, at your convenience, simply specify the number of Purchased Securities and we will be permitted to assume that you wish all underlying Registrable Securities to be included in the Resale Registration Statement):

(a)                Number of shares of common stock and other equity securities owned (not including the securities purchased in the Offering):

____________________________________________________________

(b)               Number of Registrable Securities to be registered for resale in the Resale Registration Statement (or, at your convenience, simply specify the number of Purchased Securities and we will be permitted to assume that you wish all underlying Registrable Securities to be included in the Resale Registration Statement):

____________________________________________________________

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6.                  Broker-Dealer Status.

(a)

Is the selling securityholder a broker-dealer?	___ Yes	___ No

(b)

If the answer to Section 6(a) is “yes,” did the selling securityholder receive the Registrable Securities as compensation for investment banking services to the Company?

Note: If the answer to 6(b) is “no,” SEC guidance has indicated that the selling securityholder should be identified as an underwriter in the Resale Registration Statement.

___ Yes	___ No

(c)

Is the selling securityholder an affiliate of a broker-dealer?	___ Yes	___ No

(d)

If the selling securityholder is an affiliate of a broker-dealer, does the selling securityholder certify that it purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Note: If the answer to 6(d) is “no,” SEC guidance has indicated that the selling securityholder should be identified as an underwriter in the Resale Registration Statement.

___ Yes	___ No

7.                  Plan of Distribution. Do you have any agreement, “arrangement” or understanding with any securities underwriter, broker or dealer relating to the sale or proposed sale of any of the shares of Common Stock of the Company held by you, or as to which you have the right to acquire, as listed above in response to Question 5(b)?

___ Yes	___ No

If the answer is “yes”, please describe:

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__________________________________________________________________

__________________________________________________________________

8.                  Legal Proceedings with the Company. Is the Company a party to any pending legal proceeding in which the selling securityholder is named as an adverse party?

___ Yes	___ No

State any exceptions here:

__________________________________________________________________

__________________________________________________________________

9.                  Reliance on Responses. The undersigned acknowledges and agrees that the Company and its legal counsel shall be entitled to rely on its responses in this Questionnaire in all matters pertaining to the Resale Registration Statement and the sale of any Registrable Securities pursuant to the Resale Registration Statement.

If the Company is required to file a new or additional resale registration statement to register Registrable Securities beneficially owned by the selling securityholder, the undersigned hereby agrees to complete and return to the Company, upon the request of the Company, a new Questionnaire (in a form substantially similar to this Questionnaire).

If the selling securityholder transfers all or any portion of its Registrable Securities after the date on which the information in this Questionnaire is provided to the Company, the undersigned hereby agrees to notify the transferee(s) at the time of transfer of its rights and obligations hereunder.

By signing below, the undersigned represents that the information provided herein is accurate and complete. The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Resale Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein and the inclusion of such information in the Resale Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Resale Registration Statement and the related prospectus.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ___________________	Beneficial Owner: ____________________________________ By:_________________________________ Name: Title:

AS SOON AS POSSIBLE, PLEASE EMAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO THE ADDRESS IDENTIFIED IN THE SUBSCRIPTION AGREEMENT.

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APPENDIX A TO SCHEDULE “C”

Definition of “Beneficial Ownership”

1. A “Beneficial Owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a) Voting power which includes the power to vote, or to direct the voting of, such security; and/or

(b) Investment power which includes the power to dispose, or direct the disposition of, such security.

Please note that either voting power or investment power, or both, is sufficient for you to be considered the beneficial owner of shares.

2. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of the federal securities acts shall be deemed to be the beneficial owner of such security.

3. Notwithstanding the provisions of paragraph (1), a person is deemed to be the “beneficial owner” of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

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